Exhibit 99.1

      Hub International Reports Fourth Quarter and 2005 Results

    CHICAGO--(BUSINESS WIRE)--March 1, 2006--Hub International Limited (NYSE:HBG)(TSX:HBG):

    --  Revenue increases 12% in fourth quarter, 25% for year

    --  Organic growth of 2% in quarter, 6% for year

    Hub International Limited (NYSE:HBG)(TSX:HBG) today reported a 75% increase in net earnings from continuing operations for the fourth quarter of 2005, as revenue rose 12% for the insurance broker. For the year, net earnings from continuing operations were flat on a 25% increase in revenue. Results for both the quarter and the year include the impact of a compensation charge related to the 2004 Talbot acquisition and other items. On an adjusted basis, as described later in this release, net earnings increased 6% for the quarter and 28% for the year.
    The company reported organic growth of 2% in the fourth quarter and 6% for the year. Organic growth is a measure of revenue increases at business units owned at least 12 months. The company also reported improved expense levels. Employee cash compensation and selling, occupancy and administration expenses declined to a combined 77% of revenue in the fourth quarter from 78% a year earlier, and to 74% of revenue for all of 2005 from 75% in 2004.
    "2005 was a great year," said Martin P. Hughes, chairman and chief executive officer. "Our investment in Hub's sales culture and the commitment of our people enabled us to post organic growth in the face of declining insurance rates. Our acquisition team continued to excel in identifying and closing attractive opportunities. In addition, we achieved our goal of increasing operating margins, recording a one percentage point improvement for the quarter and the year."

    Revenue Growth and Efficiency Drive Earnings Improvement for
Quarter

    Hub reported fourth quarter revenue of $114.1 million, up 12% from $101.5 million in the same period of 2004. U.S. revenue rose 16% to $81.5 million, while Canadian revenue increased 4% to $32.6 million. Hub's organic growth of 2% in the fourth quarter reflected the impact of 1% growth in the United States and 4% organic growth in Canada. Adjusted for foreign exchange effects, organic growth was 1%, while organic growth of core commissions was flat.
    Employee cash compensation expense increased 13% to $65.0 million from $57.5 million a year earlier, representing approximately 57% of revenue in both periods. Selling, occupancy and administration expense rose just 4% to $22.3 million from $21.5 million, declining to 20% of revenue from 21% a year ago.
    Interest expense increased 69% to just under $3.0 million from $1.8 million in the fourth quarter of 2004, due largely to rising interest rates. The company's effective tax rate of 51% was down from 59% a year earlier. Both years' tax rates were affected by the Talbot charge, which is not deductible for tax purposes. Excluding the impact of this charge, the company's effective tax rate increased to 35% from 31%. The lower than normal tax rate in the fourth quarter of 2004 was due to the recognition of tax benefits on the utilization of certain tax losses.

    Adjusted Earnings Increase 6% for Quarter

    For the fourth quarter, net earnings from continuing operations rose 75% to $5.9 million, or $0.19 per diluted share, from $3.4 million, or $0.11 per diluted share, a year ago. The Talbot charge, which includes compensation to more than 70 employees of the business acquired in 2004, is one of several charges and benefits that can make comparisons more complex. As shown in the following table, a comparison of fourth quarter financial results, adjusted to reflect certain items, indicates net earnings of $10.9 million, or $0.32 per share, for the fourth quarter of 2005, up 6% from $10.3 million, or $0.31 per diluted share, a year earlier.


Results described are    Q4 2005     Q4 2004     Q4 2005     Q4 2004
 net of income tax        ($000)      ($000)      (Per        (Per
                                                 Diluted     Diluted
                                                  Share)      Share)
                      ------------------------------------------------
Net Earnings Reported
 under GAAP                $5,711      $3,884       $0.17       $0.12
Impact of Compensation
 for Talbot
     Earnout                5,225       7,499        0.15        0.23
Impact of Gain on
 Disposition of Assets
  of Certain Brokerages         -         (93)          -           -
Impact of Foreign
 Exchange                    (164)       (499)          -       (0.02)
Impact of Discontinued
 Operations                   160        (520)          -       (0.02)
                      ------------------------------------------------
Net Earnings Adjusted
 for Above Items          $10,932     $10,271       $0.32       $0.31
                      ------------------------------------------------
                      ------------------------------------------------

    Acquisitions and Sales Culture Drive Revenue Growth for Full Year

    For the full year ended December 31, 2005, Hub's revenue increased 25% to $442.6 million from $355.1 million. U.S. revenue increased 33% to $310.3 million while Canadian revenue grew 9% to $132.3 million. Hub's organic growth of 6% for the year included 3% organic growth in the United States and 11% organic growth in Canada. Adjusted for foreign exchange effects, organic growth was 3%, while organic growth of core commissions was 1%.
    Cash compensation expense increased 26% to $246.3 million, including a $1.6 million severance charge for third quarter staff reductions. As a percentage of revenue, cash compensation increased slightly to 56% of revenue from 55% in 2004. Excluding the third-quarter severance charges, the ratio was 55% in both years. Selling, occupancy and administration expense grew 15% to $82.8 million, declining to 19% of revenue from 20% a year ago.
    "We are committed to continued expense management and strategies to improve productivity in 2006," Hughes noted. "Execution in these two important areas should contribute to the achievement of our goal of improving operating margins by 50 to 150 basis points for the year," added Hughes.
    Higher borrowings to finance acquisitions and higher interest rates led to a 44% increase in interest expense to $10.7 million. The company's effective tax rate of 55% increased from 44% in 2004, reflecting a full four quarters of the non-tax deductible Talbot charge in 2005. The Talbot charge only affected the second half of 2004, following the July 1 acquisition date. Excluding the impact of this charge, the company's effective tax rate increased to 36% from 33%.
    Net earnings from continuing operations were flat with the prior year while diluted earnings per share from continuing operations were $0.76, down from $0.79 per diluted share in 2004. The primary source of the decline in diluted earnings per share from continuing operations was the Talbot charge, although this was one of several items that can make comparisons more complex. As shown in the following table, a comparison of financial results, adjusted to reflect certain items, indicates net earnings of $49.5 million, or $1.41 per diluted share, in 2005, up 28% from $38.7 million, or $1.16 per diluted share, in 2004.


Results described     Year ended  Year ended  Year ended  Year ended
 are net of income    12/31/2005  12/31/2004  12/31/2005  12/31/2004
 tax                    ($000)      ($000)      (Per        (Per
                                                Diluted     Diluted
                                                Share)      Share)
                      ------------------------------------------------

Net Earnings Reported
 under GAAP               $25,718     $26,244       $0.76       $0.80
Impact of Compensation
 for Talbot
  Earnout                  28,716      14,388        0.78        0.41
Impact of Severance
 Costs                      1,004           -        0.03           -
Impact of Gain on
 Forgiveness of Debt       (2,925)          -       (0.08)          -
Impact of Write-off of
 Trademarks                     -       1,656           -        0.05
Impact of Gain on
 Disposition of Assets
  of Certain Brokerages    (1,914)     (1,112)      (0.05)      (0.03)
Loss on Foreign
 Exchange Forward
 Contract                     354           -        0.01           -
Impact of Foreign
 Exchange Gains            (1,475)     (1,972)      (0.04)      (0.06)
Impact of Discontinued
 Operations                    29        (461)          -       (0.01)
                      ------------------------------------------------
Net Earnings Adjusted
 for Above Items          $49,507     $38,743       $1.41       $1.16
                      ------------------------------------------------
                      ------------------------------------------------

    Hub ended 2005 with cash and equivalents of $70.1 million, down 29% from $98.2 million at the close of 2004, due to both acquisition activity and the company's decision to pay cash for the Talbot earn out in the third quarter. During 2005, the company completed fifteen acquisitions with annualized revenue of $45.9 million.
    "Our acquisition team continues to pursue attractive brokerages and we anticipate further expansion through acquisitions in 2006," Hughes said. "While our strong cash flow is generally sufficient for most acquisition funding, we will continue to investigate and evaluate all avenues for expansion capital."

    Subordinated Convertible Debentures

    Included in long-term debt is $35 million of 8.5% subordinated convertible debentures, due June 28, 2007, to certain subsidiaries of Fairfax Financial Holdings Limited. Hub can require conversion of these debentures into Hub common shares after June 28, 2006, at an exchange rate of CDN$17.00 per share, if Hub's weighted average closing price per share on the Toronto Stock Exchange is at least CDN$19.00 over a period of 20 consecutive trading days. If converted, Fairfax would have owned approximately 31% of Hub's outstanding shares at December 31, 2005.

    Outlook Includes Continued Rate Softness

    Looking at the industry environment for 2006, Hughes said he anticipates an easing of rate reductions as the year unfolds.
    "We don't see rates declining much further or a significant firming in the near future, partly because ample capital is flowing into the market after the 2005 hurricane season," Hughes said. "At the same time, we are encouraged by the ongoing development of our internal sales culture and by our ability to complete and integrate acquisitions. We anticipate further improvement in both areas in 2006. We also anticipate that contingent commissions could decline this year due to loss experience for insurers in 2005."

    The Talbot Charge

    Hub discloses the impact of compensation related to the Talbot acquisition in order to give investors increased insight into Hub's results of operations and the effective cost of the Talbot acquisition.
    Total consideration paid to acquire Talbot includes both $90 million cash paid to Safeco Corporation and the issuance of Hub shares--or comparable amounts of cash--to approximately 70 Talbot executives. The total consideration is within Hub's target range of paying 5-7 times EBITDA (earnings before interest, taxes, depreciation and amortization, a non-GAAP measure) for acquired brokerages.
    As the executives participating in this earnout were not shareholders of Talbot prior to the sale, the earnout compensation they receive under the terms of the purchase agreement is recorded as compensation expense. This compensation expense, which is not deductible for tax purposes, will be charged to earnings through the first quarter of 2007 and will affect earnings comparisons through 2007, making it difficult for investors to analyze the company's results in comparison to prior years and industry peers.
    Hub has the option to pay the executives with cash or shares. The first Talbot earnout payment in the amount of $16.4 million was paid in cash on September 1, 2005. Management expects future payments to be made in common shares; however, the choice of cash or shares will depend on circumstances at the time of payment.
    In 2005, Hub recorded $28.7 million of compensation for Talbot, based on a total estimated earnout liability of approximately $56 million. The amount of this compensation may vary from quarter to quarter, reflecting profitability of Talbot. Based on the current expected earnout the estimated charge to earnings will be:

2004 $14.4 million (actual)
2005 $28.7 million (actual)
2006 $10.9 million
2007 $1.9 million

    Conference Call and Webcast

    Hub International will discuss its financial results and outlook on a conference call scheduled for 9:30 a.m. (CT), 10:30 a.m. (ET) today, March 1, 2006. This call is being webcast by Thompson/CCBN and can be accessed at Hub International's web site at www.hubinternational.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can also access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).
    Headquartered in Chicago, IL, Hub International Limited is a leading North American insurance brokerage that provides a broad array of property and casualty, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada.

    This press release may contain forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements relate, among other things, to our plans and objectives for future operations and are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, risks associated with implementing our business strategies, identifying and consummating acquisitions, integrating acquired brokerages, attaining greater market share, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the premiums charged by insurance companies with corresponding fluctuations in our premium-based revenue, any loss of services of key executives, industry consolidation, increased competition in the industry, fluctuations in the demand for insurance products, exchange rates, resolution of regulatory issues, including those related to compensation arrangements with insurance companies, the actual costs of resolution of contingent liabilities and the passage of new legislation subjecting our business to regulation in jurisdictions where we operate. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Additional information regarding these risks and other factors that could cause Hub International's actual results to differ materially from our expectations is contained in the company's filings with the Securities and Exchange Commission and the Canadian securities commissions. Except as otherwise required by federal securities laws, Hub International undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


HUB INTERNATIONAL LIMITED
Consolidated Organic Growth (unaudited)
For the three months and twelve months ended December 31, 2005
(in thousands of U.S. dollars, except percentages)


                                                      Net
                  Revenue                         Adjustments
            -------------------            Total      For      Organic
               Fourth quarter     Total   Growth (Acquisitions) Growth
               2005     2004    Change ($) (%)   And Disposals    (%)
            ----------------------------------------------------------
Total
-----
Commission
 Income      $106,636  $97,118     $9,518    10%       $(8,738)     1%
Contingent
 Commissions
 and Volume
 Overrides      4,660    1,765      2,895   164%        (2,010)    50%
Other Income    2,782    2,592        190     7%           234     16%
            ----------------------------------------------------------
Total        $114,078 $101,475    $12,603    12%      $(10,514)     2%
            ----------------------------------------------------------

US
--
Commission
 Income       $74,939  $66,714     $8,225    12%       $(8,833)    -1%
Contingent
 Commissions
 and Volume
 Overrides      4,442    1,427      3,015   211%        (2,010)    71%
Other Income    2,110    2,017         93     5%           234     16%
            ----------------------------------------------------------
Total         $81,491  $70,158    $11,333    16%      $(10,609)     1%
            ----------------------------------------------------------

Canada
------
Commission
 Income       $31,697  $30,404     $1,293     4%           $95      5%
Contingent
 Commissions
 and Volume
 Overrides        218      338       (120)  -36%             -    -36%
Other Income      672      575         97    17%             -     17%
            ----------------------------------------------------------
Total         $32,587  $31,317     $1,270     4%           $95      4%
            ----------------------------------------------------------



                                                      Net
                  Revenue                         Adjustments
            -------------------            Total      For      Organic
                Twelve months     Total   Growth (Acquisitions) Growth
               2005      2004   Change ($)  (%)  And Disposals    (%)
            ----------------------------------------------------------
Total
-----
Commission
 Income      $389,907 $323,150    $66,757    21%      $(55,487)     3%
Contingent
 Commissions
 and Volume
 Overrides     40,454   21,705     18,749    86%       (11,547)    33%
Other Income   12,195   10,226      1,969    19%          (210)    17%
            ----------------------------------------------------------
Total        $442,556 $355,081    $87,475    25%      $(67,244)     6%
            ----------------------------------------------------------

US
--
Commission
 Income      $269,828 $210,481    $59,347    28%      $(58,507)     0%
Contingent
 Commissions
 and Volume
 Overrides     30,811   14,864     15,947   107%       (11,869)    27%
Other Income    9,631    7,957      1,674    21%          (281)    18%
            ----------------------------------------------------------
Total        $310,270 $233,302    $76,968    33%      $(70,657)     3%
            ----------------------------------------------------------

Canada
------
Commission
 Income      $120,079 $112,669     $7,410     7%        $3,020      9%
Contingent
 Commissions
  and Volume
   Overrides    9,643    6,841      2,802    41%           322     46%
Other Income    2,564    2,269        295    13%            71     16%
            ----------------------------------------------------------
Total        $132,286 $121,779    $10,507     9%        $3,413     11%
            ----------------------------------------------------------


Notes: 1. Organic growth is a non-GAAP measure.
       2. Total and Canadian organic growth rates above include the impact of changes in foreign currency.


HUB INTERNATIONAL LIMITED
Consolidated Statements of Earnings Data (unaudited)
For the three months and twelve months ended
December 31, 2005 and 2004
(in thousands of U.S. dollars, except per share amounts)

                                   Fourth quarter     Twelve months
                                 ------------------ ------------------
                                   2005     2004      2005     2004
                                 ------------------ ------------------
Revenue
  Commission income              $106,636  $97,118  $389,907 $323,150
  Contingent commissions and
   volume overrides                 4,660    1,765    40,454   21,705
  Other                             2,782    2,592    12,195   10,226
                                 ------------------ ------------------
                                  114,078  101,475   442,556  355,081
                                 ------------------ ------------------

Expenses
  Employee cash compensation       65,017   57,462   246,263  195,706
  Selling, occupancy and
   administration                  22,342   21,452    82,843   71,948
  Depreciation                      2,336    1,975     8,714    7,242
  Interest expense                  2,974    1,756    10,656    7,406
  Intangible asset amortization     2,706    1,841     8,363    5,458
  Compensation for Talbot earnout   5,225    7,499    28,716   14,388
  Other non-cash stock based
   compensation                     1,884    1,730     7,184    6,502
  Gain on disposal of
   subsidiaries, property,
   equipment and other assets        (286)    (378)   (2,943)  (1,923)
  Loss on foreign exchange
   forward contract                     -        -       555        -
  Gain on forgiveness of debt           -        -    (4,500)       -
  Loss on write-off of trademarks       -        -         -    2,587
                                 ------------------ ------------------
                                  102,198   93,337   385,851  309,314
                                 ------------------ ------------------

Net earnings from continuing
 operations before income taxes    11,880    8,138    56,705   45,767
                                 ------------------ ------------------

Provision for income tax expense
  Current                           5,709    3,004    29,791   19,784
  Future                              300    1,770     1,167      200
                                 ------------------ ------------------
                                    6,009    4,774    30,958   19,984
                                 ------------------ ------------------
Net earnings from continuing
 operations                         5,871    3,364    25,747   25,783
Net earnings (loss) from
 discontinued operations             (160)     520       (29)     461
                                 ------------------ ------------------
Net earnings                        5,711    3,884    25,718   26,244

  Interest on subordinated
   convertible debentures               -        -     1,900    1,900
  Dividends in lieu on restricted
   share units                         25        6       102       95
                                 ------------------ ------------------
Diluted net earnings                5,736    3,890    27,720   28,239
                                 ------------------ ------------------
                                 ------------------ ------------------

Basic earnings per share
  Continuing operations             $0.19    $0.11     $0.84    $0.85
  Discontinued operations               -     0.02         -     0.02
                                 ------------------ ------------------
  Total operations                  $0.19    $0.13     $0.84    $0.87
                                 ------------------ ------------------

Diluted earnings per share
  Continuing operations             $0.17    $0.10     $0.76    $0.79
  Discontinued operations               -     0.02         -     0.01
                                 ------------------ ------------------
  Total operations                  $0.17    $0.12     $0.76    $0.80
                                 ------------------ ------------------

Weighted average shares
 outstanding
  - Basic  (000's)                 30,825   30,336    30,561   30,246
Weighted average shares
 outstanding
  -  Diluted (000's)               34,182   33,169    36,619   35,305


HUB INTERNATIONAL LIMITED
Consolidated Balance Sheet Information (unaudited)
As of December 31, 2005 and December 31, 2004
(in thousands of U.S. dollars)
                                                  2005        2004
                                               ----------- -----------
Assets
Current assets:
Cash and cash equivalents                         $70,118     $98,204
Trust cash                                        113,349      71,718
Accounts and other receivables                    230,654     162,841
Income taxes receivable                             6,001       6,208
Future income taxes                                 4,971       3,901
Prepaid expenses                                    6,436       5,835
                                               ----------- -----------
Total current assets                              431,529     348,707

Goodwill                                          421,158     376,676
Other intangible assets                           105,007      88,842
Property and equipment                             28,160      27,907
Future income taxes                                 4,528       4,368
Other assets                                       10,971      11,035
                                               ----------- -----------
Total assets                                   $1,001,353    $857,535
                                               ----------- -----------
                                               ----------- -----------

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities         $384,174    $271,843
Income taxes payable                                4,344       2,273
Future income taxes                                   359          34
Current portion long-term debt and capital
 leases                                             4,910       5,195
                                               ----------- -----------
Total current liabilities                         393,787     279,345

Long-term debt and capital leases                 135,363     146,602
Subordinated convertible debentures                35,000      35,000
Future income taxes                                17,277      14,805
                                               ----------- -----------
Total liabilities                                 581,427     475,752
                                               ----------- -----------

Commitments and contingencies

Shareholders' equity
Share capital                                     270,199     259,617
Contributed surplus                                16,989      12,681
Cumulative translation account                     31,893      26,983
Retained earnings                                 100,845      82,502
                                               ----------- -----------
Total shareholders' equity                        419,926     381,783
                                               ----------- -----------
Total liabilities and shareholders' equity     $1,001,353    $857,535
                                               ----------- -----------
                                               ----------- -----------


HUB INTERNATIONAL LIMITED
Consolidated Cash Flow Information (unaudited)
For the three months and twelve months ended
December 31, 2005 and 2004
(in thousands of U.S. dollars)

                                      Fourth quarter   Twelve months
                                     ---------------- ----------------
                                       2005    2004     2005    2004
                                     ---------------- ----------------
Operating activities
Net earnings                          $5,711  $3,884  $25,718 $26,244
Items not affecting cash:
  Amortization and depreciation        5,113   3,886   17,342  12,786
  Gain on disposal of subsidiaries,
   property, equipment and other
   assets                               (290)   (340)  (2,913) (1,880)
  Compensation for Talbot earnout      5,225   7,499   28,716  14,388
  Other non-cash stock based
   compensation                        1,884   1,730    7,184   6,502
  Gain on forgiveness of debt              -       -   (4,500)      -
  Loss on write-off of trademarks          -       -        -   2,587
  Future income taxes                    425   1,700    1,271     130
Non-cash working capital items
  Trust cash                         (48,152) (5,206) (34,219) (3,351)
  Accounts and other receivables     (62,628)(21,342) (33,451) 16,024
  Prepaid expenses                     1,890   2,645     (259) (1,303)
  Accounts payable and accrued
   liabilities                        99,078  34,827   54,739 (12,024)
  Compensation for Talbot earnout -
   paid                                    -       -  (16,434)      -
  Other assets                           129     128      515     512
  Income taxes                         1,231  (1,617)   2,304  (2,646)
                                     ---------------- ----------------
  Net cash flows from operating
   activities                          9,616  27,794   46,013  57,969
                                     ---------------- ----------------

Investing activities
  Property and equipment - purchases (3,268) (2,197) (7,982) (7,293) Property and equipment - proceeds
   on sale                                 6      15       26     159
  Purchase of subsidiaries, net of
   cash received                     (47,727) (3,907) (66,145)(94,307)
  Sale of subsidiaries                   265   1,085    5,127   7,454
  Other assets                           (41)    298    5,068     687
                                     ---------------- ----------------
  Net cash flows used for investing
   activities                        (50,765) (4,706) (63,906)(93,300)
                                     ---------------- ----------------

Financing activities
  Long-term debt and capital leases -
   advances                                -       -   10,000  65,000
  Long-term debt and capital leases -
   repayments                        (11,436) (3,130) (18,907)(11,326)
  Proceeds from exercise of stock
   options                             2,241      17    4,542     497
  Dividends paid                      (1,845) (1,528)  (7,375) (6,098)
  Share capital - issued for cash,
   net of issue costs                      1       -       15       -
  Net cash flows (used for) / from   ---------------- ----------------
   financing activities              (11,039) (4,641) (11,725) 48,073
                                     ---------------- ----------------

Effect of exchange rate changes on
 cash and cash equivalents              (137)  1,649    1,532   3,410
                                     ---------------- ----------------
Change in cash and cash equivalents (52,325) 20,096 (28,086) 16,152 Cash and cash equivalents -
 Beginning of year                   122,443  78,108   98,204  82,052
            ---------------- ----------------
Cash and cash equivalents - End of
 year                                $70,118 $98,204  $70,118 $98,204
                                     ---------------- ----------------
                                     ---------------- ----------------


HUB INTERNATIONAL LIMITED
Compensation for Talbot Earnout and Other Non-Cash Stock
 Based Compensation (unaudited)
For the three months and twelve months ended
December 31, 2005 and 2004
(in thousands of U.S. dollars)

Non-cash stock based compensation, including both compensation for the Talbot acquisition and other non-cash stock based compensation of $7,109 and $9,229 for the three months ended December 31, 2005 and 2004, respectively, and of $35,900 and $20,890 for the twelve months ended December 31, 2005 and 2004, respectively, was expensed with offsetting credits to contributed surplus, and accounts payable and accrued liabilities. The Company recognizes the fair value of non-cash stock based compensation as an expense over the period in which entitlement to the compensation vests.

Compensation for the Talbot earnout includes both cash and non-cash stock based compensation and is detailed below.

Total other non-cash stock based compensation for the three months and twelve months ended December 31, 2005 and 2004 is comprised of the following:

                                      Fourth quarter   Twelve months
                                     ---------------- ----------------
                                        2005    2004     2005    2004
                                     ---------------- ----------------
Other non-cash stock based
 compensation:
  Stock options granted June 2002       $  -    $484     $843  $1,955
  Stock options granted February
   2003                                   85     116      366     445
  Stock based compensation granted
   for 2003 bonuses                      992     572    3,264   2,368
  Restricted share units                 660     433    2,545   1,609
  Common shares for acquisitions         147     125      166     125
                                     ---------------- ----------------
  Total other non-cash stock based
   compensation                       $1,884  $1,730   $7,184  $6,502
                                     ---------------- ----------------
                                     ---------------- ----------------

Compensation for the Talbot earnout for the three months and twelve months ended December 31, 2005 and 2004 is comprised of the following:

                                      Fourth quarter   Twelve months
                                     ---------------- ----------------
                                        2005    2004     2005    2004
                                     ---------------- ----------------
  Cash compensation                     $  -  $3,456   $9,800  $6,634
  Non-cash stock based compensation    5,225   4,043   18,916   7,754
                                     ---------------- ----------------
  Total compensation for the Talbot
   earnout                            $5,225  $7,499  $28,716 $14,388
                                     ---------------- ----------------
                                     ---------------- ----------------


The Company estimates other non-cash stock based compensation expense for 2006 through 2011 will be:

Year ended December 31,    2006    2007   2008    2009    2010   2011
----------------------- ----------------------------------------------
Stock based
 compensation granted
 for 2003 bonuses        $2,137  $2,046 $2,046  $2,046  $1,990   $  -
Restricted share
 units                    2,911   2,945  2,944   1,048     423    106
Common shares for
 acquisitions                18       5      -       -       -      -
                        ----------------------------------------------
Total other non-cash
 stock based
 compensation            $5,066  $4,996 $4,990  $3,094  $2,413   $106
                        ----------------------------------------------
                        ----------------------------------------------

The Company estimates the compensation for the Talbot earnout for 2006 through 2011 will be:


Year ended December 31,    2006    2007   2008    2009    2010   2011
----------------------- ----------------------------------------------
Cash compensation       $     -  $    -     $-      $-      $-     $-
Non-cash stock based
 compensation            10,888   1,854      -       -       -      -
                        ----------------------------------------------
Total compensation
 for the Talbot
 earnout                $10,888  $1,854     $-      $-      $-     $-
                        ----------------------------------------------
                        ----------------------------------------------

In total, as of December 31, 2005 we had issued and outstanding approximately 1.1 million stock options at a weighted average exercise price of $15.39. Our closing share price on the New York Stock
Exchange was $25.80 on December 30, 2005.

    CONTACT: Hub International Limited
             W. Kirk James, 312-279-4881
             Media Contact
             email: Kirk.james@hubinternational.com
             or
             Heather Schneider, 312-279-4683
             Media Contact
             email: Heather.schneider@hubinternational.com
             or
             Rosenbaum Advisors, Inc.
             Michael Rosenbaum, 847-749-1010
             Investor Contact
             email: michael@rosenbaumadvisors.com